EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

International Fuel Technology, Inc.
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 25, 2002, relating to the financial statements of International Fuel Technology, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

BDO Seidman, LLP

Chicago, Illinois
August 23, 2002